    As filed with the Securities and Exchange Commission on October 30, 2000


                                                      Registration No. 333-45130
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 Post-Effective
                                 Amendment No. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             TURNSTONE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

           DELAWARE                           3669                77-0473640
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION
                                                                    NUMBER)

                             2220 CENTRAL EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 907-1400
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               RICHARD N. TINSLEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             TURNSTONE SYSTEMS, INC.
                             2220 CENTRAL EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 907-1400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


                                   COPIES TO:

    THOMAS C. DEFILIPPS, ESQ.                         JOHN L. SAVVA, ESQ.
     ROBERT F. KORNEGAY, ESQ.                         BRIAN W. TANG, ESQ.
      SANDRA PAK KNOX, ESQ.                          JAMES R. OEHLER, ESQ.
    CLIFFORD H. W. CHEN, ESQ.                         SULLIVAN & CROMWELL
 WILSON SONSINI GOODRICH & ROSATI                    1870 EMBARCADERO ROAD
     PROFESSIONAL CORPORATION                 PALO ALTO, CALIFORNIA 94303-3308
        650 PAGE MILL ROAD                               (650) 461-5600
   PALO ALTO, CALIFORNIA 94304
          (650) 493-9300


                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                               September 20, 2000
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


--------------------------------------------------------------------------------

                                SUPPLEMENTAL NOTE


     On September 1, 2000, Turnstone Systems, Inc. ("Turnstone") filed its registration statement on Form S-1 (File No. 333-45130) (the "Registration Statement") covering 4,600,000 shares of Turnstone's common stock, including 600,000 shares subject to an over-allotment option to be granted to the underwriters upon the effectiveness of the Registration Statement.

     On September 20, 2000, the SEC declared the Registration Statement, as amended by Amendment No. 1 to the Registration Statement filed on September 5, 2000 and Amendment No. 2 to the Registration Statement filed on September 12, 2000, effective.

     The underwriter's over-allotment option with respect to the 600,000 shares of Turnstone's common stock subject to such option expired unexercised on October 20, 2000.

     Accordingly, Turnstone hereby de-registers an aggregate of 600,000 shares of its common stock registered pursuant to the Registration Statement, consisting of the 600,000 shares of Turnstone's common stock that was not purchased by the underwriters pursuant to the underwriters' over-allotment option.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Turnstone has caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 30th day of October, 2000.


                                   TURNSTONE SYSTEMS, INC.


                                   By: /s/ RICHARD N. TINSLEY
                                       -------------------------------------
                                       Richard N. Tinsley
                                       President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                             TITLE                         DATE
---------                             -----                         ----


/s/ RICHARD N. TINSLEY                President, Chief Executive   October 30, 2000
----------------------------          Officer and Director
   Richard N. Tinsley                 (Principal Executive
                                      Officer)

             *                        Chief Technology Officer     October 30, 2000
----------------------------          and Director
   P. Kingston Duffie


/s/ TERRENCE J. SCHMID                Chief Financial Officer      October 30, 2000
----------------------------          (Principal Financial and
   Terrence J. Schmid                 Accounting Officer)


             *                        Director                     October 30, 2000
----------------------------
   Robert J. Finocchio, Jr.


             *                        Director                     October 30, 2000
----------------------------
   John K. Peters


             *                        Director                     October 30, 2000
----------------------------
   Andrew W. Verhalen


             *                        Director                     October 30, 2000
----------------------------
   Geoffrey Y. Yang



 *By: /s/ RICHARD N. TINSLEY
     -----------------------
   Richard N. Tinsley
   Attorney-in-Fact